CERTIFICATE OF AMENDMENT OF THE
                         CERTIFICATE OF INCORPORATION OF
                         ONE PRICE CLOTHING STORES, INC.



         One Price Clothing Stores, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), does hereby certify:

                                       I.

         The name of the Corporation is One Price Clothing Stores, Inc. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of Delaware on April 6, 1987, and was amended on April 8, 1987 and again on May 4, 1993 (as amended, the "Certificate of Incorporation").

                                       II.

         Pursuant to Section 242 of the Delaware General Corporation Law, this Certificate of Amendment amends the provisions of the Certificate of Incorporation.

                                      III.

         The terms and provisions of this Certificate of Amendment: (i) have been approved by the Board of Directors of the Corporation in a resolution setting forth and declaring advisable the amendment contained herein; and (ii) have been duly approved by the required number of shares of outstanding stock of the Corporation, in each case pursuant to and in accordance with Section 242 of the Delaware General Corporation Law.

                                       IV.

         Article IV of the Certificate of Incorporation is hereby amended by adding the following:

(c) Effective 5:00 P.M. on September 4, 2001, every three and one-half ( 3.5 ) shares of Common Stock issued and outstanding shall be combined into one
     (1) share of Common Stock, subject to the treatment of fractional share interests described below. The Corporation will evidence the reverse stock split effected hereby pursuant to procedures adopted by the Board of Directors of the Corporation.


(d) In connection with the reverse stock split, no fractional shares of Common Stock shall be issued, but any stockholder entitled to a fractional share shall be issued one whole share of new stock for each fractional share to which such stockholder would otherwise be entitled. Any stockholder who would otherwise be entitled to be issued a fractional share on the reverse stock split except for the fact that such stockholder's old stock is owned of record by a broker-dealer duly registered under the federal securities laws or by a depositary for any such broker-dealer, shall be deemed entitled to such fractional share and shall thereby become entitled to be issued one whole share of new stock, provided further that for purposes of determining any such stockholder's right to a whole share of new stock, all old stock owned for the account of a beneficial owner shall be rounded upward upon certification from the broker-dealer or depositary to as to the total number of shares required to be issued to such broker-dealer or depositary for all of its accounts.


         IN WITNESS WHEREOF, this Certificate of Amendment, which amends certain provisions of the Certificate of Incorporation, having been duly adopted in accordance with Section 242 of the Delaware General Corporation Law, has been duly executed by its Chief Executive Officer, as of the 4th day of September, 2001.

                                                     /s/ Leonard M. Snyder
                                                     -------------------------
                                                     Leonard M. Snyder
                                                     Chief Executive Officer